EXHIBIT (a)(1)(iii)

ELECTION FORM (FOR USE BY OVERNIGHT DELIVERY OR MAIL)

NATIONAL SEMICONDUCTOR CORPORATION

ELECTION FORM

RE: TENDER OF ELIGIBLE OPTIONS PURSUANT TO THE OFFER TO

EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS FOR RESTRICTED STOCK UNITS OR CASH PAYMENTS

THE OFFER EXPIRES AT 9:00 P.M. PACIFIC TIME ON NOVEMBER 16, 2009,
UNLESS THE OFFER IS EXTENDED

Please read this Election Form carefully. To properly elect to exchange your eligible options, BNY Mellon Shareowner Services (“BNY Mellon”) must receive your Election Form before 9:00 p.m., Pacific Time, on the expiration date, which is currently November 16, 2009 (the “Expiration Date”) (or if the offer is extended, this Election Form must be received before the extended expiration date of the offer).

You are not required to return this Election Form if you do not wish to participate in the offer.  If BNY Mellon does not receive an Election Form from you before 9:00 p.m., Pacific Time, on the Expiration Date, we will interpret this as your election not to participate in the offer, and you will retain all of your outstanding options with their current terms and conditions. We will not contact you to confirm your election not to participate.

If you intend to submit this paper Election Form to tender your eligible options under the exchange offer, you must complete, sign and date a copy of this Election Form and return it to BNY Mellon so that BNY Mellon receives it before 9:00 p.m., Pacific Time, on the Expiration Date.  You may use the pre-addressed pre-paid UPS return envelope included with this packet or, if you do not have the envelope that was included with this packet, you may send your response via overnight delivery or regular mail to:

BNY Mellon Shareowner Services

Attn: Corporate Actions Department, 27th Floor

480 Washington Blvd.

Jersey City, NJ 07310

If you wish to submit your election to tender your eligible options via the online election form, you may do so by going to the National Stock Option Exchange Website at https://www.corp-action.net/nationalsemiconductor and following the instructions for electronic elections.  Your PIN number to access the National Stock Option Exchange Website was included on the letter that accompanies this Election Form in the packet you received from us.

Your election to tender your eligible options will be effective only upon receipt by BNY Mellon.  You are responsible for making sure that your online submission or the Election Form is received by BNY Mellon before the deadline.  You must allow for delivery time based on the method of delivery that you choose to ensure the BNY Mellon receives your Election Form before 9:00 p.m., Pacific Time, on the Expiration Date.  Your eligible options will not be considered tendered until you make an election using the National Stock Option Exchange Website or BNY Mellon receives your properly completed and signed Election Form.

BNY Mellon will confirm receipt of a paper election via mail after receipt.  If you do not receive confirmation of receipt of your Election Form from BNY Mellon soon after the date your Election Form should be received by BNY Mellon, or if you submit your Election Form less than five business days before the Expiration Date, please contact BNY Mellon at 1-866-282-6651 (within the United States) and 1-201-680-6579 (outside the United States) before the deadline in order to confirm whether your election has been received.

If you think the information regarding your eligible options set forth on the Election Form is incorrect, or if you have any questions about the offer, please telephone BNY Mellon.

By signing below, I understand and agree that:

I have received and reviewed the Offer to Exchange dated October 19, 2009, this Election Form and I have read carefully and agree to be bound by all of the terms and conditions of the exchange offer as described in the Offer to Exchange, including the sections regarding the tax (including social insurance) and tax withholding consequences of participating in the exchange offer. I acknowledge that I am voluntarily participating in the exchange offer.

I understand that, upon acceptance by National Semiconductor Corporation (“National”), this Election Form will constitute a binding agreement between National and me with respect to my eligible options that are accepted for cancellation and exchange, unless I deliver to BNY Mellon Shareowner Services (“BNY Mellon”) a validly completed Notice of Withdrawal/Change of Election Form with respect to my eligible options and the Notice of Withdrawal/Change of Election Form is received by BNY Mellon before 9:00 p.m., Pacific Time, on the expiration date of the exchange offer.

I understand that if I validly tender eligible options for exchange, and such eligible options are accepted for cancellation and exchange, I will receive restricted stock units or a cash payment and I will lose all of my rights to purchase any shares under the tendered eligible options.

National has advised me to consult with my own legal, accounting and tax advisors as to the consequences of participating or not participating in this exchange offer before making any decision whether to participate.

I understand that participation in the exchange offer will not be construed as a right to my continued employment or service with National or any of its subsidiaries for any period, and that my employment or service can be terminated at any time by me or National (or one of National’s subsidiaries, as applicable), with or without cause or notice, in accordance with the terms of my employment with National (or one of National’s subsidiaries, as applicable), and without additional severance payments.  I understand that participation in the exchange offer will not alter or affect any provision of my employment relationship with National (or one of National’s subsidiaries, as applicable), other than to the extent that restricted stock units or the cash payment replace eligible options, and any changes to vesting outlined in the Offer to Exchange which shall prevail in the event of a conflict with any employment agreement.  I understand that the new restricted stock units to be granted in the exchange offer do not create any contractual or other right to receive any other future equity or cash compensation, payments or benefits.

I understand that my right to participate in the exchange offer will terminate effective as of the date that I am no longer actively employed and no longer eligible to participate in the exchange offer.  I understand that National will determine when I am no longer actively employed for purposes of the exchange offer.

I understand that this exchange offer is a discretionary program, and that National may extend, amend, withdraw or terminate the exchange offer and postpone its acceptance and cancellation of my eligible options that I have tendered for exchange. In any such event, I understand that any eligible options tendered for exchange but not accepted will remain in effect with their current terms and conditions.

I understand that by accepting the exchange offer, I explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this document by and among, as applicable, National and/or any affiliate for the exclusive purpose of implementing, administering and managing my participation in the exchange offer.

I have been advised that National and/or any affiliate may hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in my favor, for the purpose of implementing, administering and managing National’s stock and other employee benefit plans and this exchange offer (“Data”).  I have been advised that Data may be transferred to any third parties, including BNY Mellon, assisting in the implementation, administration and management of the exchange offer, that these recipients may be located in my country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than in my country.  I have been advised that I may request a list with names and addresses of any potential recipients of the Data by contacting BNY Mellon.  I authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing my participation in the National’s stock and other employee benefit plans and this exchange offer.  I have been advised that Data will be held only as long as is necessary to implement, administer and manage my participation in the stock and other employee benefit plans and this exchange offer.  I have been advised that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or if I am a resident of certain countries, refuse or withdraw the consents herein, in any case without cost, by contacting BNY Mellon in writing.  I have been advised that refusing or withdrawing my consent under this paragraph may affect my ability to participate in this exchange offer.

I understand that my elections pursuant to this Election Form will survive my death or incapacity and will be binding upon my heirs, personal representatives, successors and assigns.

NATIONAL DOES NOT VIEW THE CERTIFICATION MADE BY OPTION HOLDERS THAT THEY HAVE READ THE OFFERING MATERIALS AS A WAIVER OF LIABILITY AND PROMISES NOT TO ASSERT THAT THE PROVISION CONSTITUTES A WAIVER OF LIABILITY.

If you wish to participate in the Offer, please check the “Yes” box in the “Exchange Entire Eligible Option” column.  Please note that if the “No” box is checked under the “Exchange Entire Eligible Option” column, the eligible option will not be exchanged and your eligible option will remain outstanding subject to its original terms.

Eligible Option Grant #	Grant ID	Original Grant Date	Total Number of Eligible Options	Exercise Price Per Share	Exchange Ratio Per Eligible Option	Total Number of New RSUs to be Granted in Exchange	Exchange Entire Eligible Option
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No

In accordance with the terms outlined in the Offer to Exchange if you elect to exchange your eligible options, you will receive new RSUs or a cash payment, as applicable, as determined in accordance with the Offer to Exchange using the exchange ratios set forth therein (rounded down to the nearest whole number with respect to each RSU and option on a grant-by-grant basis), as described in Section 1 of the Offer to Exchange.  Your new RSUs will be subject to a new vesting schedule as described in Section 3 of the Offer to Exchange.  If fewer than 100 new RSUs are issuable upon exchange of one of your eligible option grants, you will receive a cash payment in lieu of new RSUs with respect to such eligible option grant.  The amount of the cash payment will be calculated as described in Section 2 of the Offer to Exchange.

YOU WILL LOSE YOUR RIGHTS TO ALL EXCHANGED OPTIONS THAT ARE CANCELLED UNDER THE OFFER AND EXCHANGED FOR NEW RSUS OR A CASH PAYMENT.

BY PARTICIPATING, YOU AGREE TO ALL TERMS AND CONDITIONS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS.

Your signature and submission of this Election Form indicates that you have read and agreed to the Agreement to the Terms of Election.

(Signature of Optionee or Authorized Signatory)

(Optionee’s Name, please print in full)

Date: , 2009

Address:

E-mail address: